UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2025

BLUE OWL CAPITAL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 37th Floor
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On February 21, 2025, Blue Owl Capital Corporation (the “Company”) and its investment adviser, Blue Owl Credit Advisors LLC (the “Adviser”), entered into an equity distribution agreement (the “Equity Distribution Agreement”) with RBC Capital Markets, LLC, Truist Securities, Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Santander US Capital Markets LLC (each, a “Sales Agent” and, collectively, the “Sales Agents”). In accordance with the terms of the Equity Distribution Agreement, the Company may offer and sell shares of its common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $750,000,000 from time to time through the Sales Agents.
Sales of the Shares, if any, under the prospectus supplement, dated February 21, 2025 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated June 28, 2024 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange, sales made to or through market makers and by any other method permitted by law, including privately negotiated transactions, which may include block trades, as the Company and the Sales Agents may agree. None of the Sales Agents are required to sell any specific number or dollar amount of Shares but will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Sales Agents and the Company.
The Company has no obligation to sell any Shares under the Equity Distribution Agreement and may at any time suspend the offering of Shares under the Equity Distribution Agreement. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company of its need for and the appropriate sources of additional capital.
Each of the Sales Agents will be entitled to compensation of up to 1.50% of the gross sales price for any Shares sold through it as a Sales Agent under the Equity Distribution Agreement and be entitled to reimbursement of certain expenses as described in the Prospectus Supplement. The Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the equity distribution agreements or make additional supplemental payments to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than the Company’s current NAV per share. Any such payments made by the Adviser will not be subject to reimbursement by the Company. The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties and termination provisions.
Further details regarding the Equity Distribution Agreement and the “at the market offering” are set forth in the Prospectus Supplement.
The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.
The Shares, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-280593) and the Prospectus.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Eversheds Sutherland (US) LLP
10.1*
Equity Distribution Agreement, dated February 21, 2025, by and among Blue Owl Capital Corporation and Blue Owl Credit Advisors LLC, on the one hand, and RBC Capital Markets, LLC, Truist Securities, Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Santander US Capital Markets LLC, on the other hand

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Capital Corporation

February 21, 2025	By:	/s/ Jonathan Lamm
		Name:	Jonathan Lamm
		Title:	Chief Operating Officer and Chief Financial Officer